                                                                EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
         14 1/2% SENIOR REDEEMABLE PREFERRED STOCK DUE 2011 (SERIES C)
                                      OF
                             TNP ENTERPRISES, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 14 1/2% Senior Redeemable Preferred Stock Due 2011 (Series C) (the "Old Senior Preferred Stock") are not immediately available, (ii) the Old Senior Preferred Stock, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to and as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier, registered or certified mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering the Old Senior Preferred Stock" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                             THE BANK OF NEW YORK

        BY REGISTERED OR                                             BY OVERNIGHT DELIVERY/HAND:
        CERTIFIED MAIL:                                                 The Bank of New York
        The Bank of New York                                Corporate Trust Service Window; Ground Level
    101 Barclay Street, 7 East                                          101 Barclay Street
      New York, NY  10286                                              New York, NY  10286
     Attn: Reorganization Section                                  Attn: Reorganization Section

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                (212) 815-6331

                           FACSIMILE TRANSMISSIONS:
                                (212) 815-6339

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to TNP Enterprises, Inc., a Texas corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's prospectus dated October 20, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal," which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the initial liquidation preference of the Old Senior Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption, "The Exchange Offer-Procedures for Tendering the Old Senior Preferred Stock."

Aggregate Principal$_______   Name(s) of Registered Holder(s):__________________
Amount Tendered: $______________

Certificate No(s). (if available:)______________________________________________

Address(es):____________________________________________________________________

Area Code and Telephone Number(s):______________________________________________

If the Senior Preferred Stock will be tendered by book-entry transfer, provide the following information:

DTC Account Number:_____________________________________________________________

Date:___________________________________________________________________________

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                               PLEASE SIGN HERE

X______________________                     _______________________

X______________________                     _______________________

                                                      Date

     Must be signed by the holder(s) of the Old Senior Preferred Stock as their name(s) appear(s) on the certificates for Old Senior Preferred Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

                     Please print name(s) and address(es)

Name(s):   _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

Capacity:  _____________________________________________________________________

Address(es):____________________________________________________________________

            ____________________________________________________________________


             THE GUARANTEE ON THE NEXT PAGE MUST ALSO BE COMPLETED

                                   GUARANTEE

                   (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Senior Preferred Stock tendered hereby in proper form for transfer, or confirmation of the book entry transfer of such Old Senior Preferred Stock to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange, Inc. trading days following the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Senior Preferred Stock tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


____________________________________      __________________________________
         Name of Firm                           Authorized Signature

____________________________________      __________________________________
         Address                                        Title

____________________________________               (Please Type or Print)

           Zip Code

Area Code and Telephone Number: __________________ Date:____________________



     NOTE: DO NOT SEND THE OLD SENIOR PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF THE OLD SENIOR PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                       3